                                                                    EXHIBIT 99.1

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  [NABORS INDUSTRIES LOGO]                                        NEWS RELEASE

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NABORS EPS $0.12 PER SHARE BEFORE REINCORPORATION SAVINGS

HOUSTON, TEXAS, OCTOBER 23, 2002, NABORS INDUSTRIES LTD. (AMEX: NBR) today announced its results for the third quarter and nine months ended September 30, 2002. Income derived from operating activities(1) for the quarter totaled $32.1 million versus $165.5 million in the same period last year and $37.5 million in the second quarter of this year. Excluding the tax benefits related to the Company's reorganization as a Bermuda company, net income was $18.6 million, or $0.12 per diluted share, versus $108.2 million, or $0.68 per diluted share, last year. This also compares to second quarter net income of $25.4 million, or $0.17 per diluted share. These results include an adjustment to reflect a lower than anticipated year-to-date effective tax rate of 23% rather than the 25% accrued in our results during the first two quarters. Reflecting the tax savings derived as a result of the Company's recent reorganization, net income for the quarter was $26.9 million or $0.18 per diluted share. While US GAAP requires us to record these savings in this quarter's and the nine months' year-to-date results, it is possible that these tax savings may not be realized, depending upon the final disposition of various legislative proposals being considered by the US Congress, and any responsive actions taken by Nabors.

For the first nine months of 2002, income derived from operating activities and net income, excluding reorganization benefits, totaled $130.7 million and $85.9 million ($.57 per diluted share), respectively, versus $450.4 million and $295.4 million ($1.82 per diluted share) for the same period last year. Nine months year-to-date net income including reorganization benefits were $94.3 million or $0.63 per diluted share. Revenues and other income for the quarter and nine months were $362.2 million and $1,126.1 million, respectively, versus $641.5 million and $1,835.4 million last year.

Gene Isenberg, Nabors' Chairman and Chief Executive Officer commented on the quarter's results, "Compared to the second quarter, this quarter's net income, excluding the tax savings related to our reorganization, was down 27%. The largest portion of the decrease emanated from a combination of higher interest expense, as a result of our recent debt placements, and lower other income, partially offset by the favorable adjustment to the year-to-date, pre-reorganization tax rate. Notably, income derived from operating activities was down only 14% as our Canadian and Gulf of Mexico units posted substantial increases. Further mitigating the reduced level of operating performance was our US Lower 48 drilling operation which was off less than

---------------
(1) "Income derived from operating activities is computed by: subtracting: direct costs, general and administrative expenses and depreciation and amortization expense from operating revenues, then adding Earnings from unconsolidated affiliates.

anticipated, as only slightly lower activity and margins were more than offset by the collection of a significant amount of slow and partially reserved receivables.

"Our international units' results were essentially flat with the second quarter as incremental contribution from a series of recent and upcoming new offshore rig deployments will be realized beginning in the fourth quarter. The remainder of our units posted marginally lower results, except in the US land well servicing and workover business, where average margins were affected by the loss of a higher margin offshore platform operation and the incurrence of previously deferred maintenance expenditures.

"Looking forward, we expect modest improvement in the fourth quarter as significant improvements in international, Canada, the US Gulf of Mexico and most of our auxiliary businesses are likely to be partially offset by lower results in our US Lower 48 land drilling and well servicing businesses. Our international unit has at least six deployments of offshore rigs scheduled over the next two quarters, which should substantially boost this unit's contribution. Canada is expecting higher activity in the fourth quarter and current inquiries indicate a particularly strong first quarter of 2003. Our US Gulf of Mexico operation is anticipating continued improvement in the fourth quarter and even more substantial increments through the first half of 2003. The early 2003 forecasts by most of our other businesses show higher income levels as well.

"Our US Lower 48 drilling operations expect to experience somewhat lower results in the fourth quarter arising from some reduction in its average per rig margin, as a number of higher margin rigs are stacked or renegotiated at market rates following completion of several long duration wells. Our US Lower 48 well servicing and workover business expects to see seasonal softness through the fourth quarter, as shorter work days and the holidays result in lower activity and somewhat lower margins from ongoing costs. We do anticipate increased activity for both of these units throughout 2003.

"While the recovery in our North American businesses has been delayed by at least two quarters, the enduring strength in natural gas prices is a notable indication of declining supply, reinforcing the basis for our very favorable intermediate-term outlook. Robust inquiries in our Canadian, international and US Gulf of Mexico businesses, as well as plans by nearly all of our customers for higher spending in the US in 2003, are leading to our expectation of a much improved outlook."

The Nabors companies own and operate almost 600 land drilling and 933 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 44 platforms, 17 jack-ups, and three barge rigs in the domestic and international markets. Nabors markets 30 marine transportation and support vessels, primarily in the US Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.

For further information, please contact Dennis A. Smith, Director of Corporate Development of Nabors Corporate Services, Inc. at (281) 775-8038. To request Investor Materials, call Angela Ridgell at (281) 775-8063. Nabors will conduct a conference call to discuss the quarter's results and the near-term outlook, today at 10:00 a.m. Central Time. The call can be accessed on our website at www.nabors.com, or through First Call at www.firstcallevents.com.
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                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   (UNAUDITED)
                                                    ---------------------------------------------------------------------------
                                                    THREE MONTHS ENDED SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
                                                    --------------------------------           --------------------------------
                                                       2002                  2001                 2002                  2001
                                                    ----------            ----------           ----------            ----------
Revenues and other income:
  Operating revenues                                $  346,995            $  613,958           $1,068,954            $1,746,362
  Earnings from unconsolidated affiliates                8,083                 8,459               29,479                28,702
  Interest income                                        8,145                13,636               25,538                42,572
  Other income (loss), net                                (994)                5,400                2,152                17,724
                                                    ----------            ----------           ----------            ----------
    Total revenues and other income                    362,229               641,453            1,126,123             1,835,360
                                                    ----------            ----------           ----------            ----------

Costs and other deductions:
  Direct costs                                         233,890               368,271              721,513             1,074,627
  General and administrative expenses                   36,968                34,248              102,458               101,148
  Depreciation and amortization                         52,084                54,413              143,749               148,889
  Interest expense                                      17,772                15,395               46,805                42,372
                                                    ----------            ----------           ----------            ----------
    Total costs and other deductions                   340,714               472,327            1,014,525             1,367,036
                                                    ----------            ----------           ----------            ----------

Income before income taxes                              21,515               169,126              111,598               468,324
                                                    ----------            ----------           ----------            ----------

Income taxes:
  Current                                                1,774                27,503                8,731                53,826
  Deferred                                              (7,181)               33,382                8,583               119,104
                                                    ----------            ----------           ----------            ----------
    Total income taxes                                  (5,407)               60,885               17,314               172,930
                                                    ----------            ----------           ----------            ----------

Net income                                          $   26,922            $  108,241           $   94,284            $  295,394
                                                    ==========            ==========           ==========            ==========

Earnings per share(1):
  Basic                                             $      .19            $      .75           $      .66            $     2.03
  Diluted                                           $      .18            $      .68           $      .63            $     1.82

Weighted average number of shares outstanding:
  Basic                                                145,078               143,610              143,079               145,615
                                                    ----------            ----------           ----------            ----------
  Diluted                                              151,158               167,384              149,423               170,318
                                                    ----------            ----------           ----------            ----------

                                                    ----------            ----------           ----------            ----------
Income derived from operating activities(2)         $   32,136            $  165,485           $  130,713            $  450,400
                                                    ==========            ==========           ==========            ==========

Pro Forma amounts to exclude tax benefits resulting from the reorganization:

                                                                                   (UNAUDITED)
                                                    ---------------------------------------------------------------------------
                                                    THREE MONTHS ENDED SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
                                                    --------------------------------           --------------------------------
                                                       2002                  2001                 2002                  2001
                                                    ----------            ----------           ----------            ----------
Net income:
  US GAAP basis per above                           $   26,922            $  108,241           $   94,284            $  295,394
  Tax benefits of reorganization                        (8,353)                   --               (8,353)                   --
                                                    ----------            ----------           ----------            ----------
Net income before reorganization tax benefits       $   18,569            $  108,241           $   85,931            $  295,394
                                                    ==========            ==========           ==========            ==========

Earnings per share - Diluted:
  US GAAP basis per above                           $      .18            $      .68           $      .63            $     1.82
  Tax benefits of reorganization                          (.06)                   --                 (.06)                   --
                                                    ----------            ----------           ----------            ----------
Earnings per share - Diluted before
  reorganization tax benefits                       $      .12            $      .68           $      .57            $     1.82
                                                    ==========            ==========           ==========            ==========


(1) See "Computation of Per Share Earnings" included as a separate schedule.

(2) Income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (USGAAP). However, management does evaluate the performance of its business units and the consolidated company based on income derived from operating activities because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company.
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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

                          (IN THOUSANDS, EXCEPT RATIOS)

                                                                (UNAUDITED)
                                                         -----------------------------
                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             2002            2001
                                                         -------------    ------------
ASSETS
Cash and marketable securities                            $1,021,700      $  541,612
Accounts receivable, net                                     275,622         361,086
Other current assets                                         139,641         128,248
                                                          ----------      ----------
     Total current assets                                  1,436,963       1,030,946
Marketable securities                                        309,567         377,025
Property, plant and equipment, net                         2,748,813       2,433,247
Goodwill, net                                                301,401         199,048
Other long-term assets                                       115,442         111,649
                                                          ----------      ----------
     Total assets                                         $4,912,186      $4,151,915
                                                          ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term obligations                  $  489,595      $    2,510
Other current liabilities                                    270,566         327,620
                                                          ----------      ----------
     Total current liabilities                               760,161         330,130
Long-term obligations                                      1,599,026       1,567,616
Other long-term liabilities                                  414,570         396,303
                                                          ----------      ----------
     Total liabilities                                     2,773,757       2,294,049
Stockholders' equity                                       2,138,429       1,857,866
                                                          ----------      ----------
     Total liabilities and stockholders' equity           $4,912,186      $4,151,915
                                                          ==========      ==========

Total cash and marketable securities                      $1,331,267      $  918,637

Working capital                                           $  676,802      $  700,816

Funded debt to capital ratio:
    - Gross                                                   0.49:1          0.46:1
    - Net of cash and marketable securities                   0.26:1          0.26:1
Interest coverage ratio:                                       6.9:1          13.3:1

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                        COMPUTATION OF PER SHARE EARNINGS
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                   (UNAUDITED)
                                                    --------------------------------------------------------------------------
                                                    THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,
                                                    --------------------------------          --------------------------------
                                                       2002                   2001               2002                   2001
                                                    ---------              ---------          ---------              ---------
Net Income (numerator):
   Net income - basic                               $  26,922              $ 108,241          $  94,284              $ 295,394
   Add interest expense on assumed conversion
      of our zero coupon convertible senior
      debentures, net of tax(1):
        $825 million due 2020                              --                  2,021                 --                  6,026
        $1.381 billion due 2021                            --                  3,332                 --                  8,643
                                                    ---------              ---------          ---------              ---------
     Adjusted net income - diluted                  $  26,922              $ 113,594          $  94,284              $ 310,063
                                                    ---------              ---------          ---------              ---------

   Earnings per share:
     Basic                                          $     .19              $     .75          $     .66              $    2.03
     Diluted                                        $     .18              $     .68          $     .63              $    1.82

Shares (denominator):
   Weighted average number of shares
      outstanding - basic                             145,078                143,610            143,079                145,615
   Net effect of dilutive stock options and
      warrants based on the treasury stock method       6,080                  5,144              6,344                  7,340
   Assumed conversion of our zero coupon
      convertible senior debentures (1):
        $825 million due 2020                              --                  8,859                 --                  8,859
        $1.381 billion due 2021                            --                  9,771                 --                  8,504
                                                    ---------              ---------          ---------              ---------
   Weighted average number of shares
        outstanding - diluted                         151,158                167,384            149,423                170,318
                                                    ---------              ---------          ---------              ---------

(1) Diluted earnings per share for 2001, reflects the assumed conversion of our $825 million and $1.381 billion zero coupon convertible senior debentures, as the conversion in that period would have been dilutive. Diluted earnings per share for 2002, does not reflect the assumed conversion of our $825 million and $1.381 billion zero coupon convertible senior debentures, as the conversion in that period would have been anti-dilutive.